Exhibit 99.1

FTE NETWORKS ANNOUNCES INITIAL SETTLEMENT DATE FOR ITS OUTSTANDING SENIOR SECURED PROMISSORY NOTES

FTE Networks, Inc. (OTCQX: FTNW) (the "Company"), today announced an initial settlement date of November 12, 2015 (the “Initial Settlement Date”) for its previously announced cash tender offer (the "Offer") to purchase 80% to 100% of its outstanding Senior Secured Promissory Notes (the "Notes"). As of the time of this release, the company has received 97% participation in the Offer. The Offer will remain until 11:59 p.m., New York City time, on December 4, 2015, unless extended or earlier terminated.

Details of the Offer

On November 4, 2015, the Company commenced the Offer to purchase for cash, upon the terms and subject to the conditions set forth in the offer to purchase (the "Offer to Purchase") and the related letter of transmittal (the "Letter of Transmittal"), up to an aggregate of $3,514,511.88 principal amount, but not less than an aggregate of $2,811,609.51 principal amount of the Notes. These amounts represent approximately 100% and 80% of the aggregate principal amount of the outstanding Notes, respectively. As of the time of this press release, an aggregate of $3,420,022.32 principal amount of the Notes, or approximately 97% of the outstanding Notes, have been tendered. There is no established trading market for the Notes.

Holders who tendered their Notes prior to the Initial Settlement Date, and whose Notes have been accepted for purchase by the Company, will receive the tender offer consideration of $400 per $1,000 principal amount of the Notes (“Tender Offer Consideration”), as well as the premium consideration of $100 per $1,000 principal amount of the Notes (“Premium Consideration”), on the Initial Settlement Date. Holders who tender their Notes on or subsequent to the Initial Settlement Date and prior to the expiration of the Offer, and whose Notes are accepted for purchase by the Company, will receive the Tender Offer Consideration (and the Premium Consideration if the Notes are tendered prior to 11:59 p.m., New York City time, on November 19, 2015) on the final settlement date, which is expected to be the next business day following expiration of the Offer.

For additional information regarding the Offer, or to request copies of the Offer to Purchase and Letter of Transmittal, please contact the Company using the contact information set forth below.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The solicitation of offers to buy the Notes is only being made pursuant to the terms of the Offer to Purchase and the Letter of Transmittal. The Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities laws of any such jurisdiction. The Company is not making any recommendation as to whether or not holders should tender their Notes in connection with the Offer.

About FTE Networks, Inc.

FTE Networks is a vertically integrated company with an international footprint. Since its inception, FTE Networks has steadily advanced its management, operational and technical capabilities to become a leading provider of services to the telecommunications and wireless sector with a focus on turnkey solutions. FTE Networks provides a comprehensive array of services centered on quality, efficiency and customer service.

Forward Looking Statements

This release may contain forward-looking statements relating to the business of FTNW. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. These statements involve risks and uncertainties that may cause actual results to differ materially from those anticipated, believed, estimated or expected. These risks and uncertainties are described in detail in our filings with the Securities and Exchange Commission. Forward-looking statements are based on FTNW's current expectations and beliefs concerning future developments and their potential effects on FTNW. There is no assurance that future developments affecting FTNW will be those anticipated by FTNW. FTNW undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

Company Contact Details:

FTE Networks, Inc.

999 Vanderbilt Beach Rd., Suite 601

Naples, Florida 34108

(877) 878-8136

Email: ir@ftenet.com

Investor Relations Contact:

Porter, LeVay & Rose

Michael Porter or Matthew Abenante

(212) 564-4700

Email: matthew@plrinvest.com

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